[PDI LOGO]                                                          NEWS RELEASE
                                                 10 Mountainview Road Suite C200
                                            Upper Saddle River, New Jersey 07458
                                                   T:800.242.7494 F:201.258.8400
                                                                 www.pdi-inc.com

FOR MORE INFORMATION CONTACT:
Stephen P. Cotugno
Executive Vice President-Corporate Development
PDI, Inc.

201.574.8617

               PDI REPORTS $0.40 DILUTED EPS IN FIRST QUARTER 2004

                  RAISES 2004 DILUTED EPS ESTIMATES TO A RANGE
                OF $1.20 TO $1.30 FROM A RANGE OF $1.15 TO $1.25

        ANNOUNCES TWO NEW CONTRACT SALES PROGRAMS ANTICIPATED TO GENERATE
                  APPROXIMATELY $34 MILLION IN REVENUE IN 2004

Upper Saddle River, New Jersey (Monday, May 3, 2004). PDI, Inc. (Nasdaq:PDII) a healthcare sales and marketing company, today announced its first quarter 2004 financial results and the execution of two new contract sales programs. Additionally, the Company is increasing its 2004 diluted EPS estimates to a range of $1.20 to $1.30 from a range of $1.15 to $1.25.

FIRST QUARTER RESULTS

Net revenue for the quarter ended March 31, 2004 was $88.4 million, 30.8% higher than net revenue of $67.5 million for the quarter ended March 31, 2003. Operating income was $9.8 million for the quarter ended March 31, 2004, compared to operating income of $1.1 million for the quarter ended March 31, 2003. Net income was $6.0 million for the quarter ended March 31, 2004, compared to net income of $0.8 million in the quarter ended March 31, 2003. Diluted net income per share for the quarter ended March 31, 2004 was $0.40 versus diluted net income per share of $0.05 for the quarter ended March 31, 2003.

NEW CONTRACT SALES PROGRAMS

The Company announced that it has won two new contracts in its contract sales business.

The first contract is with a major pharmaceutical company that is new to PDI's contract sales services. The contract runs from April to December 2004 and is anticipated to generate approximately $25 million in revenue.

The second program is a specialty sales team with Novartis Pharmaceuticals Corporation, the U.S. pharmaceuticals affiliate of Novartis AG. The twelve-month contract is anticipated to generate approximately $9 million in revenue in 2004 for a total amount of $14 million in revenue through the term of the contract.

Steven K. Budd, President of PDI's Global Sales and Marketing Services Group, said, "We are pleased to be adding an important new client to our contract sales business and welcoming back a company with whom we have had a ten year working relationship. It is a testament to our ability to deliver value for both primary care and specialty products."

Charles T. Saldarini, Vice Chairman and CEO, said, "We are pleased with our performance in the first quarter which benefitted from performance incentives and product royalties. As we have seen in past years, our business model generates larger contributions in the 1st and 4th quarters due to recognition of performance incentives earned in these periods. We believe that our business is well positioned to add value to the pharmaceutical and medical device and diagnostics manufacturers who are looking to improve the efficiency and flexibility of their organizations through outsourcing."

WEBCAST CONFERENCE CALL

PDI will conduct a live webcast of its Earnings Release Briefing at 9:00 AM EDT on Tuesday, May 4, 2004. The live webcast of the event will be accessible through PDI's website, www.pdi-inc.com and will be archived on the website for future on-demand replay. For those without internet access, the call can be accessed by dialing 1-877-423-4030 within the US and 1-706-634-1929 internationally and asking for the PDI Earnings Release Conference Call. The call will be archived for two weeks and can be accessed by calling 1-800-642-1687 or 1-706-645-9291 and entering the conference ID number 6774940.

ABOUT PDI

PDI, a premier healthcare sales and marketing company, provides strategic alternatives to the portfolio challenges of biopharmaceutical and medical device and diagnostics manufacturers. Focusing on two core businesses, sales and marketing services and product commercialization, PDI leverages its expertise and commercial infrastructure to maximize profitable brand growth. Manufacturers choose the relationship which best meets their strategic and financial objectives, ranging from individual or bundled service agreements to broader commercial partnerships.

For more information, visit the Company's website at www.pdi-inc.com.

FORWARD LOOKING STATEMENT

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES AND ARE BASED ON NUMEROUS ASSUMPTIONS INVOLVING JUDGMENTS WITH RESPECT TO FUTURE ECONOMIC, COMPETITIVE AND MARKET CONDITIONS AND FUTURE
BUSINESS DECISIONS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY AND MANY OF WHICH ARE BEYOND PDI'S CONTROL. SOME OF THE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY THE FORWARD-LOOKING STATEMENTS ARE GENERAL ECONOMIC CONDITIONS, CHANGES IN OUR OPERATING EXPENSES, ADVERSE PATENT RULINGS, FDA OR LEGAL DEVELOPMENTS, COMPETITIVE PRESSURES, FAILURE TO MEET PERFORMANCE BENCHMARKS IN SIGNIFICANT CONTRACTS, CHANGES IN CUSTOMER AND MARKET REQUIREMENTS AND STANDARDS, AND THE RISK FACTORS DETAILED FROM TIME TO TIME IN PDI'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING WITHOUT LIMITATION, PDI'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AND PDI'S PERIODIC REPORTS ON FORMS 10-Q AND 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SINCE JANUARY 1, 2004. THE FORWARD LOOKING-STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON MANAGEMENT'S REASONABLE BELIEF AS OF THE DATE HEREOF. PDI UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

                                    PDI, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                                                                  March 31,        December 31,
                                                                    2004              2003
                                                                 -----------       ----------

                                     ASSETS
Current assets:
   Cash and cash equivalents................................        $ 74,706         $113,288
   Short-term investments...................................          44,166            1,344
   Inventory, net...........................................             --                43
   Accounts receivable, net of allowance for doubtful
       accounts of $1,253 and $749 as of March 31, 2004 and
       December 31, 2003, respectively......................          28,004           40,885
   Unbilled costs and accrued profits on contracts in progress        18,603            4,041
   Deferred training........................................           2,100            1,643
   Other current assets.....................................           9,080            8,847
   Deferred tax asset.......................................          11,046           11,053
                                                                    --------         --------
Total current assets........................................         187,705          181,144

Net property and equipment..................................          15,724           14,494
Deferred tax asset..........................................           7,304            7,304
Goodwill....................................................          11,132           11,132
Other intangible assets.....................................           1,495            1,648
Other long-term assets......................................           3,901            3,901
                                                                    --------         --------
Total assets................................................        $227,261         $219,623
                                                                    ========         ========

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable.........................................        $  8,717         $  8,689
   Accrued returns..........................................          22,523           22,811
   Accrued incentives.......................................          11,093           20,486
   Accrued salaries and wages...............................          11,077            9,031
   Unearned contract revenue................................          10,299            3,604
   Restructuring accruals...................................             580              744
   Income taxes and other accrued expenses..................          17,305           15,770
                                                                    --------         --------
Total current liabilities...................................          81,594           81,135
Total long-term liabilities.................................             --               --
                                                                    --------         --------
Total liabilities...........................................        $ 81,594         $ 81,135
                                                                    --------         --------

Commitments and Contingencies

Stockholders' equity:
   Common stock, $.01 par value, 100,000,000 shares
      authorized: shares issued and outstanding, March
      31, 2004 - 14,484,341 and December 31, 2003 -
      14,387,126; 161,115 and 136,178 restricted shares
      issued and outstanding at March 31, 2004
      and December 31, 2003, respectively...................       $     147         $    145
   Preferred stock, $.01 par value, 5,000,000 shares
     authorized, no shares issued and outstanding...........            --               --
Additional paid-in capital (includes restricted of
     $4,955 and $2,361 as of March 31, 2004
     and December 31, 2003, respectively) ..................         112,881          109,531
Retained earnings...........................................          35,480           29,505
Accumulated other comprehensive income......................              54               25
Unamortized compensation costs..............................          (2,785)            (608)
Treasury stock, at cost: 5,000 shares.......................            (110)            (110)
                                                                    --------         --------
Total stockholders' equity..................................        $145,667         $138,488
                                                                    --------         --------
Total liabilities & stockholders' equity....................        $227,261         $219,623
                                                                    ========         ========

                          PDI, INC.
            CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except per share data)
                         (unaudited)

                                                                         Three Months Ended March 31,
                                                                            2004              2003
                                                                         -----------      -----------
Revenue
   Service, net..........................................................  $ 88,266          $ 67,511
   Product, net..........................................................       101                34
                                                                           --------          --------
     Total revenue, net..................................................    88,367            67,545
                                                                           --------          --------
Cost of goods and services
   Program expenses (including related party amounts of
    $180 and $73 for the periods ended
    March 31, 2004 and 2003, respectively)...............................    61,707            49,881
   Cost of goods sold....................................................       145                62
                                                                           --------          --------
     Total cost of goods and services....................................    61,852            49,943
                                                                           --------          --------

Gross profit.............................................................    26,515            17,602

Operating expenses
   Compensation expense..................................................    10,216             8,874
   Other selling, general and administrative expenses....................     6,490             5,833
   Restructuring and other related expenses (credits)....................       -                (270)
   Litigation settlement.................................................       -               2,100
                                                                           --------          --------
     Total operating expenses............................................    16,706            16,537
                                                                           --------          --------
Operating income.........................................................     9,809             1,065
Other income, net........................................................       318               269
                                                                           --------          --------
Income before provision for taxes........................................    10,127             1,334
Provision for income taxes...............................................     4,152               556
                                                                           --------          --------
Net income...............................................................  $  5,975          $    778
                                                                           ========          ========

Basic net income per share...............................................  $   0.41          $   0.05
                                                                           ========          ========
Diluted net income per share.............................................  $   0.40          $   0.05
                                                                           ========          ========
Basic weighted average number of shares outstanding......................    14,461            14,166
                                                                           ========          ========
Diluted weighted average number of shares outstanding....................    14,767            14,237
                                                                           ========          ========